Exhibit 3.1
AS AMENDED AS OF NOVEMBER 7, 2007
BY-LAWS
OF
WEBSTER PREFERRED CAPITAL CORPORATION
I. OFFICES
     1.1 Registered Office. The principal office of the Corporation shall be located in Waterbury, Connecticut.
     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Connecticut, as the Board of Directors may from time to time determine or the business of the Corporation may require.
II. MEETINGS OF SHAREHOLDERS
     2.1 Place of Meetings. All meetings of the shareholders for the election of Directors shall be held in Connecticut, at such place as may be fixed from time to time by the Board of Directors, or at such other place, within or without the State of Connecticut, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Meetings of shareholders for any other purpose may be held at such time and place, within or without the State of Connecticut, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2.2 Annual Meetings. A meeting of shareholders for the election of Directors and for other corporate business shall be held annually at such date and at such time as the Board of Directors may determine. Such date and such time shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     2.3 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Board of Directors or by the President, and shall be called by the President upon the written request of the holders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Such request shall include a statement of the purpose or purposes of the proposed meeting and notice thereof shall be given. If the President shall not, within fifteen days after receipt of such shareholders’ request, so call such meeting, such shareholders may call such meeting.

     2.4 Notice of Meetings. Written notice of the annual meeting and special meetings, stating the place, date and hour of the meeting, shall be given to each shareholder entitled to vote at such meetings, by leaving such notice with him at his residence or usual place of business, or by mailing a copy thereof addressed to him at his last known post office address as last shown on the stock records of the Corporation, postage prepaid, not less than ten nor more than sixty days before the date of the meeting, provided that any one or more shareholders, as to himself or themselves, may waive such notice in writing or by attendance at the meeting without protest. Written notice of a special meeting shall be given to shareholders within thirty days after the date the written request by a shareholder was delivered to the Corporation’s Secretary. Written notice of a special meeting of shareholders shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Such notice shall be deemed given when deposited in the United States mail.
     2.5 Business at Special Meetings. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
     2.6 List of Shareholders. The officer who has charge of the share transfer books of the Corporation shall prepare and make, after the record date for a meeting of shareholders has been fixed, a complete list of the shareholders entitled to notice of such meeting, arranged in alphabetical order and arranged by voting group, and within each voting group by class or series of shares, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, during ordinary business hours, beginning two business days after notice of the meeting is given and continuing through the meeting, either at the principal office of the Corporation or at a place identified in the meeting in the city where the meeting will be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present, his agent, or attorney. The share transfer book shall be the only evidence as to who are the shareholders entitled to examine the share transfer book, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.
     2.7 Quorum at Meetings. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except that when specified business is to be voted on by a class or series voting as a single class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any such meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to another time and place, without notice other than announcement at the meeting of such other time and place. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     2.8 Voting and Proxies. Unless otherwise provided in the Certificate of Incorporation, and subject to the provisions of Section 6.4 of these By-Laws, each shareholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation’s capital stock having voting power which is held by such shareholder. No proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
     2.9 Required Vote. When a quorum is present at any meeting of shareholders, all matters shall be determined, adopted and approved by the vote (which need not be by ballot) of the holders of a majority of the votes cast with respect to the matter, including, if applicable, the majority of votes entitled to be cast by each class or series of stock entitled to vote separately on the matter, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question.
     2.10 Action Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote upon such action at a meeting at which all shares entitled to vote thereon were present and voted, or by their duly authorized attorneys.
III. DIRECTORS
     3.1 Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

     3.2 Number and Election. The number of Directors which shall constitute the whole Board shall be at least three. The Board of Directors may increase the number of directorships by a concurring vote of Directors holding a majority of the directorships prior to the vote on the increase. Subject to the rights of the holders of any series of Preferred Stock of the Corporation to elect additional directors under specified circumstances, only holders of the Common Stock of the Corporation will be entitled to vote in the election of directors. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 3.3 hereof, and each Director elected shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be shareholders.
     3.3 Vacancies. Subject to the rights of the holders of any series of the Preferred Stock of the Corporation to elect additional directors under specified circumstances, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so chosen shall hold office until the next annual election and until his successor is elected and qualified, or until his earlier resignation or removal. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.
     3.4 Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Connecticut.
     3.5 Regular Meeting. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
     3.6 Special Meetings. Special meetings of the Board may be called by the President with at least twelve hours notice to each Director, either personally or by telephone, facsimile, mail or other equivalent means, unless such notice has been waived. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one-third of the total number of Directors.
     3.7 Quorum and Vote at Meetings. At all meetings of the Board, a majority of the total number of Directors shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal or departure of enough directors to leave less than a quorum. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the meeting of such other time and place.

     3.8 Telephone Meetings. Members of the Board of Directors or any Committee designated by the Board may participate in a meeting of such Board or Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.
     3.9 Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board or Committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.
     3.10 Committees of Directors. The Board of Directors may by resolution passed by a majority of the whole Board, designate one or more Committees, each Committee to consist of two or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such Committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless otherwise expressly provided in the resolution, no such Committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. Such Committee or Committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the Committee, at all meetings of each such Committee of directors, a majority of the total number of members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Committee present at any meeting at which there is a quorum shall be the act of the Committee. Each Committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required.

     3.11 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing Committees may be paid like compensation for attending Committee meetings.
     3.12 Removal. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, at a meeting of shareholders called expressly for that purpose, any Director may be removed with or without cause by a vote of the holders of a majority of the shares then entitled to vote at an election of Directors.
IV. NOTICES OF MEETINGS
     4.1 Waivers of Notice. Whenever the giving of any notice is required by statute, the Certificate of Incorporation or these By-Laws, a waiver thereof, in writing, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders, Directors or members of a Committee of Directors need be specified in any written waiver of notice, unless so required by the Certificate of Incorporation, by statute or by these By-Laws.
V. OFFICERS.
     5.1 Positions. The officers of the Corporation shall be a President and a Secretary, and such other officers as the Board of Directors may appoint, including a Chairman of the Board, a Treasurer and one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these By-Laws otherwise provide; provided, however, that in no event shall the President and the Secretary be the same person.

     5.2 Appointment. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders.
     5.3 Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.
     5.4 Term of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors or by action of any authorized officer. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     5.5 Fidelity Bonds. The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.
     5.6 President. The President shall be the Chief Executive Officer of the Corporation, shall be ex officio a member of all standing committees, shall have general and active management of the business of the Corporation, shall ensure that all orders and resolutions of the Board of Directors are carried into effect, and, unless otherwise provided by the Board of Directors, shall preside at all meetings of the shareholders and the Board of Directors. The President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.
     5.7 Vice President. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     5.8 Chairman of the Board. If the Directors shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Directors and shall perform such other duties and have such other powers as may be vested in the Chairman by the Board of Directors.

     5.9 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the chairman of the board, the President or any Vice President.
     5.10 Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
     5.11 Treasurer.
     5.11.1 Duties. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.
     5.11.2 Bond. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the Treasurer’s possession or under the Treasurer’s control and belonging to the Corporation.

     5.12 Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
VI. CAPITAL STOCK
     6.1 Certificates of Stock. The shares of the Corporation may be certificated or uncertificated, as provided under the Connecticut Business Corporation Act (the “CBCA”). If shares are certificated, the Corporation shall cause to be issued to every holder of such shares one or more certificates signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer and/or Assistant Treasurer, or the Secretary or an Assistant Secretary of such Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder a written statement of the information required on certificates by subsections (b) and (c) of section 33-676, and, if applicable, section 33-678 of the CBCA. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.
     6.2 Lost Certificates. The Board of Directors may direct that (i) a new certificate or certificates of stock or (ii) uncertificated shares, be issued in place of any certificate or certificates theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates or uncertficiated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Board shall require and/or to give the Corporation a bond, in such sum as the Board may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

     6.3 Transfers. The transfer of stock and certificated or uncertificated shares that represent the stock shall be effected in accordance with the laws of the State of Connecticut. Any restriction on the transfer of a security imposed by the Corporation shall be noted conspicuously or referred to on the security or contained in the information statement required by subsection (b) of section 33-677 of the CBCA.
     6.4 Fixing Record Date. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy nor less than ten days before the date of such meeting, nor more than seventy days prior to any other action. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Board of Directors shall fix a new record date if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.
     6.5 Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Connecticut.
VII. INSURANCE

     The Corporation may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by such person in that capacity or arising from that person’s status as a director, officer, employee or agent, whether or not the Corporation would have the power to indemnify or advance expenses to such person against the same liability under the Connecticut Business Corporation Act, as amended.
VIII. GENERAL PROVISIONS
     8.1 Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Connecticut, may be declared by the Board of Directors at any regular or special meeting. Dividends may be in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions, if any, of the Certificate of Incorporation.
     8.2 Reserves. The Directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
     8.3 Execution of Instruments. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     8.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     8.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Connecticut.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     8.6 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Board of Directors’ action may be executed on behalf of the Corporation by the Chairman of the Board, the President, the Treasurer or any other officer, employee or agent of the Corporation, as the Board of Directors may authorize by general or specific vote.

     8.7 Voting of Securities. The Chairman of the Board, the President, the Treasurer or any other officer, employer or agent of the Corporation, as the Board of Directors may authorize by general or specific vote, may waive notice of and act on behalf of the Corporation, or appoint another person or persons to waive notice of and act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution at any meeting of stockholders or shareholders of any other organization, any securities of which are held by the Corporation.
IX. AMENDMENTS
     These By-Laws may be altered, amended or repealed and new by-laws may be adopted by the vote of a majority of the Board of Directors, except as otherwise required by statute, by the Certificate of Incorporation, or by these By-Laws.